EXHIBIT 99.1

En Pointe Technologies, Inc. Reports Financial Results for the First Quarter of Fiscal 2006 – Software Licensing Sales up 69% Over First Quarter of Fiscal 2005

Los Angeles, CA – February 14, 2006 — En Pointe Technologies, Inc. (NASDAQ:ENPT), a leading national provider of business-to-business information technology products, services and solutions, today announced consolidated results for its first fiscal quarter ended December 31, 2005. Total net sales, including a 69% increase in software licensing revenues, in the first quarter of fiscal 2006 grew 5% to $78.7 million as compared to the $75.3 million reported for the first quarter of fiscal 2005. En Pointe experienced a net loss for the first quarter of fiscal 2006 of $1.0 million, or $0.14 per basic and diluted share, as compared with the net income of $0.3 million, or $0.04 per basic and diluted share, reported in the first quarter of fiscal 2005.

“While we were not satisfied with our first quarter financial results, we executed well on a number of fronts,” said Bob Din, CEO of En Pointe Technologies, Inc. “Our fledgling software division has continued to please us with its robust growth and we anticipate more of the same in the future. In January we completed an asset acquisition from a software reseller that should provide additional opportunities for us in Texas, Oklahoma, Louisiana and Arkansas and also gives us an entrée into the security services business. Our management resources will now be focused on the core business, and we have a number of initiatives underway designed to improve our results going forward.” One such initiative under consideration is plans to deconsolidate an affiliate with loss operations that presently is required to be consolidated under FIN 46.”

Product revenues, including a 69% boost in software license sales, increased 5% while service revenues held constant for the December 2005 quarter, as compared with that of the December 2004 quarter.

Compared to the same quarter last year, total gross profits declined 16%, from $8.9 million to $7.5 million, with product gross profits declining 18% and services gross profits declining 12%. While the service gross profit percentage remained at 30%, unchanged from that of the September 2005 quarter, the gross profit margin was 5% less than that of the December 2004 quarter reflecting the competitive pricing En Pointe has experienced in the marketplace while attracting new business. During the December 2005 quarter, En Pointe’s logistics and managed services business contributed $3.5 million, or 46%, of En Pointe’s total gross profits, as compared to $3.9 million, or 44%, in the December 2004 quarter. The decline in product gross profits in the December 2005 quarter relates, in part, to lower rebate income.

About En Pointe Technologies, Inc.

En Pointe Technologies, Inc. is a leading national provider of information technology products, e-business solutions and professional services to medium and large commercial customers and government and educational accounts of all sizes. A state-of-the-art e-commerce network electronically links En Pointe, via AccessPointeTM and its back-office business systems, to the largest distributors and manufacturers in the industry. En Pointe offers direct on-line access to several billion dollars of mainstream information technology products available in the U.S. while eliminating the risks associated with carrying significant inventory. Its flagship software AccessPointeTM provides En Pointe’s customers with the ability to create private electronic exchanges, accessed through the Web, procurement applications or ERP systems, to efficiently manage the procurement process and allow its customers to make fully informed strategic buying decisions. En Pointe Professional Services offers value added services such as: Pre-sales consulting, Technology Planning and Management, which includes — integration, configuration, deployment and migration, Helpdesk Support Services, Project and Program Management, and Infrastructure Support and Maintenance.

En Pointe, a minority business enterprise, is represented nationally with a concentration in over 17 sales and service markets throughout the United States, as well as a value-added ISO 9001:2000 certified integration operation in Ontario, California. Please visit En Pointe at www.enpointe.com.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, En Pointe Technologies, or its representatives, have made or may make forward-looking statements, orally or in writing. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by En Pointe with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the Company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Reference is hereby made to En Pointe ‘s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 for information regarding those factors and conditions. Among the important factors that could cause actual results to differ materially from management’s projections, estimates and expectations include, but are not limited to: changing economic influences in the industry; dependence on key personnel; actions of manufacturers and suppliers; and availability of adequate financing.

All trademarks and service marks are the property of their respective owners.

To contact En Pointe regarding any investor matters, please contact:

Javed Latif
Chief Financial Officer and
Sr. Vice President, Operations
En Pointe Technologies, Inc.
Phone: (310) 725-5212
Fax: (310) 725-9786
ir@enpointe.com

To contact En Pointe regarding any sales or customer matters, please e-mail us at:
sales@enpointe.com or contact us by phone at (310) 725-5200.

En Pointe Technologies, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	December 31,	September 30,
	2005	2005
ASSETS:

Current assets:
Cash	$7,793	$6,903
Restricted cash	72	72
Accounts receivable, net	50,846	40,916
Inventories, net	6,855	10,367
Prepaid expenses and other current assets	662	764

Total current assets	66,228	59,022
Property and equipment, net of accumulated
depreciation and amortization	2,968	3,070
Other assets	780	804

Total assets	$69,976	$62,896

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Current liabilities:
Accounts payable, trade	$27,361	$18,444
Borrowings under line of credit	14,817	16,824
Accrued liabilities	4,095	4,344
Accrued taxes and other liabilities	4,691	3,346

Total current liabilities	50,964	42,958
Long term liability	700	584

Total liabilities	51,664	43,542
Minority interest	850	903
Total stockholders’ equity	17,462	18,451

Total liabilities and stockholders’ equity	$69,976	$62,896

En Pointe Technologies, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three months ended
	December 31,
	2005	2004

Net sales:
Product	$67,257	$63,897
Service	11,431	11,378

Total net sales	78,688	75,275

Cost of sales:
Product	63,202	58,928
Service	7,966	7,441

Total cost of sales	71,168	66,369

Gross profit:
Product	4,055	4,969
Service	3,465	3,937

Total gross profit	7,520	8,906

Selling and marketing expenses	6,074	6,351
General and administrative expenses	2,518	2,256

Operating (loss) income	(1,072)	299
Interest (income) expense, net	(6)	96
Other income, net	(16)	(113)

(Loss) income before income taxes and minority interest	(1,050)	316
Provision for income taxes	—	83

(Loss) Income before minority interest	(1,050)	233
Minority interest in affiliate loss	(53)	(69)

Net (loss) income	$(997)	$302

Net (loss) income per share:
Basic	$(0.14)	$0.04

Diluted	$(0.14)	$0.04

Weighted average shares outstanding:
Basic	6,976	6,817

Diluted	7,153	6,989